EXHIBIT 23.1


MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
             PCAOB REGISTERED





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use, in the statement on Form S-1 of Muskoka Flooring Corp. (A Development Stage Company), of our report dated March 19, 2008 on our audit of the financial statements of Muskoka Flooring Corp. as of December 31, 2007 and 2006, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007 and the years then ended, and the reference to us under the caption "Experts."








/s/ MOORE & ASSOCIATES, CHARTERED
_________________________________
Moore & Associates Chartered
Las Vegas, Nevada
March 20, 2008




















               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702)253-7499 Fax (702)253-7501